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                                                                    EXHIBIT 21.1

                               VERTEL CORPORATION
                         SUBSIDIARIES OF THE REGISTRANT


                                                      Other Name(s)
                                 Jurisdiction        Under Which the
                                     of              Subsidiary Does
Name of Subsidiary              Incorporation           Business
-----------------------         -------------     --------------------

   Vertel Pacific               California        Vertel Asia Pacific,
                                                  Vertel Korea
                                                  Vertel Japan

   Vertel B.V.                  Netherlands       Retix Ireland, Vertel Ireland,
                                                     Vertel France, Vertel
                                                     Germany, Vertel U.K.
                                                     Retix B.V.

   Vertel U.K. Limited          United Kingdom    Retix Property Company, Ltd.

   Vertel Germany GmbH          Germany           Retix (Deutschland) GmbH

   Vertel Poland Sp. z o.o      Poland            None

   Recodif Retix France (TM)    France            None